UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SGX Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	06-1523147
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10505 Roselle Street San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of exchange on which
to be so registered	each class is to be registered

N/A	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(d) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑
Securities Act registration statement file number to which this form relates: 333-128059
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, $0.001 par value
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     A description of the common stock, par value $0.001 (the “Common Stock”) of SGX Pharmaceuticals, Inc. (the “Registrant”), to be registered hereunder, is contained under the caption “Description of Capital Stock,” in that prospectus that constitutes part of the Registrant’s registration statement on Form S-1 (File No. 333-128059), initially filed with the Securities and Exchange Commission (the “Commission”) on September 2, 2005, as amended from time to time (the “Registration Statement”), and is incorporated herein by reference.
     The Registrant’s Common Stock to be registered hereunder was approved for listing on the Nasdaq National Market under the symbol “SGXP.”
Item 2. Exhibits.

Exhibit
Number	Description of Document

3.1(1)	Registrant’s Amended and Restated Certificate of Incorporation, as amended and as currently in effect.
3.2(2)	Form of Amended and Restated Certificate of Incorporation to become effective upon completion of the Registrant’s initial public offering.
3.3(2)	Bylaws, as currently in effect.
3.4(2)	Form of Amended and Restated Bylaws to become effective upon completion of the Registrant’s initial public offering.
4.1(1)	Form of Common Stock Certificate of Registrant.
4.2(2)	Amended and Restated Investor Rights Agreement dated April 21, 2005 between Registrant and certain of its stockholders.

(1)	Filed as an exhibit to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 33-128059), filed with the Commission on January 4, 2006, and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 33-128059), filed with the Commission on September 2, 2005, and incorporated herein by reference.

2.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on behalf by the undersigned, thereto duly authorized.

SGX Pharmaceuticals, Inc.
Date: January 20, 2006	By:	/s/ Michael Grey
Michael Grey
Chief Executive Officer

3.

EXHIBIT INDEX

Exhibit
Number	Description of Document

3.1(1)	Registrant’s Amended and Restated Certificate of Incorporation, as amended and as currently in effect.
3.2(2)	Form of Amended and Restated Certificate of Incorporation to become effective upon completion of the Registrant’s initial public offering.
3.3(2)	Bylaws, as currently in effect.
3.4(2)	Form of Amended and Restated Bylaws to become effective upon completion of the Registrant’s initial public offering.
4.1(1)	Form of Common Stock Certificate of Registrant.
4.2(2)	Amended and Restated Investor Rights Agreement dated April 21, 2005 between Registrant and certain of its stockholders.

(1)	Filed as an exhibit to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 33-128059), filed with the Commission on January 4, 2006, and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 33-128059), filed with the Commission on September 2, 2005, and incorporated herein by reference.

4.